EXHIBIT 10.2

July 20, 2009

Glenhill Special Opportunities Master Fund LLC

598 Madison Avenue, 12th Floor

New York, New York 10022

To Whom It May Concern:

This letter will confirm my agreement to vote all shares of voting stock of Design Within Reach, Inc. a Delaware corporation (the “Company”), over which I have voting control in favor of any resolution presented to the shareholders of the Company with respect to Shareholder Approval (as defined in that certain Securities Purchase Agreement, dated July 20, 2009 among the Company and the purchaser signatory thereto (the “Purchase Agreement”)), including but not limited to:

(i)	an amendment to the Company’s Amended and Restated Certificate of Incorporation to increase the number of authorized shares of the Company’s common stock, par value $0.001 per share, from 30,000,000 to 500,000,000; and

(ii)	the election of Glenn J. Krevlin, David Rockwell and William Sweedler to serve as directors of the Company.

This agreement is given in consideration of, and as a condition to enter into, such Purchase Agreement and is not revocable by me.

By:

Name of Shareholder:

Number of Shares Beneficially Owned: